Exhibit (h)(1)(b)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of September 30, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010;

WHEREAS, the Board of Trustees of the Fund approved on June 9, 2011, the Forward Global Credit Long/Short Fund, a new series of the Fund, effective September 30, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name: Jeremy O. May		Name: Robert S. Naka
Title: President		Title: Vice President Funds

APPENDIX A

DATED AS OF September 30, 2011

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Aggressive Growth Allocation Fund	Forward Growth & Income Allocation Fund
Forward Balanced Allocation Fund	Forward Income Allocation Fund
Forward Growth Allocation Fund	Forward Income & Growth Allocation Fund

Non-Allocation Funds

Forward Banking and Finance Fund	Forward Real Estate Fund
Forward Commodity Long/Short Strategy Fund	Forward Real Estate Long/Short Fund
Forward CorePlus Fund	Forward Select EM Dividend Fund
Forward Credit Analysis Long/Short Fund	Forward Select Income Fund
Forward EM Corporate Debt Fund	Forward Small Cap Equity Fund
Forward Emerging Markets Fund	Forward Strategic Alternatives Fund
Forward Extended MarketPlus Fund	Forward Tactical Enhanced Fund
Forward Focus Fund	Forward Tactical Growth Fund
Forward Frontier Strategy Fund	Forward U.S. Government Money Fund
Forward Global Credit Long/Short Fund
Forward Global Infrastructure Fund
Forward Growth Fund
Forward High Yield Bond Fund
Forward International Dividend Fund
Forward International Equity Fund
Forward International Real Estate Fund
Forward International Small Companies Fund
Forward Investment Grade Fixed Income Fund
Forward Large Cap Equity Fund